EXHIBIT 10.2
TERMINATION AGREEMENT
     This termination agreement (“Termination Agreement”) terminating the Amended and Restated Agreement to Participate in Profits and Losses by and between Cinemark USA, Inc. (“Cinemark”) and Alan W. Stock (“Stock”) (each, a “Party” and together, the “Parties”) is dated May 3, 2007.
RECITALS
     WHEREAS, Cinemark and Stock entered into that certain Amended and Restated Agreement to Participate in Profits and Losses (the “Profit Participation Agreement”) dated March 12, 2004, pursuant to which Stock participates in the profits and losses of the theatres listed on Exhibit A attached hereto and incorporated herein by reference; and
     WHEREAS, under Article 4 of the Profit Participation Agreement Stock provided to Cinemark the option to purchase (the “Call Option”) Stock’s profit participation interest (“Stock Participation Interest”) within 30 days of Cinemark filing a registration statement with the Securities and Exchange Commission (the “SEC”) in a public offering on its own behalf or on behalf of any other security holder of Cinemark or Cinemark’s affiliates, registering the capital stock of Cinemark under the Securities Act of 1933, as amended; and
     WHEREAS, Cinemark Holdings, Inc. (“Cinemark Holdings”), the ultimate parent company of Cinemark, filed a registration statement with the SEC registering the capital stock of Cinemark Holdings, which registration statement became effective April 23, 2007; and
     WHEREAS, pursuant to Article 4 and Article 11 of the Profit Participation Agreement, Cinemark delivered to Stock a written notice of exercise of the Call Option on May 1, 2007; and
     WHEREAS, pursuant to Article 4 of the Profit Participation Agreement, the purchase price of the Stock Participation Interest is determined to be Six Million Eight-Hundred Fifty-Three Thousand and Sixty and no/100 U.S. Dollars ($6,853,060.00) (the “Purchase Price”); and
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations of the Parties contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto agree as follows:
AGREEMENT
1.      Cinemark hereby exercises its Call Option to purchase the Stock Participation Interest for the Purchase Price.
2.      Stock hereby waives any prior notice of the exercise of the Call Option.
3.      Upon the receipt of the Purchase Price, the Parties agree that the Profit Participation Agreement is terminated and will have no further force or effect.
Signature Page Follows

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

CINEMARK USA, INC.

By:	/s/ Michael Cavalier

Michael Cavalier
Senior Vice President-General Counsel

ALAN W. STOCK

/s/ Alan W. Stock

Alan W. Stock

EXHIBIT A
THEATRES
Holiday Village 4
1776 Park Avenue, #4
Box 770-309
Park City, Utah 84060
(4 screens)
Kentucky Oaks Mall (II)
5159 Hinkleville, Unit #010
Paducah, Kentucky 42001
(12 screen)